Exhibit 99.1

TransAtlantic Petroleum Announces Notice of Noncompliance with NYSE MKT Continued Listing Standards

Hamilton, Bermuda (April 5, 2013) – TransAtlantic Petroleum Ltd. (TSX: TNP)(NYSE MKT: TAT) (the “Company”) announced today that, as expected, on April 2, 2013, the Company received a deficiency letter from NYSE MKT LLC (the “Exchange”) indicating that the Exchange has determined that the Company is not in compliance with Sections 134 and 1101 of the Exchange’s Company Guide (the “Company Guide”) due to the Company’s failure to timely file its Annual Report on Form 10-K for the year ended December 31, 2012 with the Securities and Exchange Commission (the “SEC”). In addition, the Exchange asserted that the Company’s failure to timely file its Annual Report on Form 10-K is a material violation of its listing agreement with the Exchange.

Pursuant to the Exchange’s rules, the Company has until April 16, 2013 to submit a plan advising the Exchange of actions it has taken, or will take, that would bring the Company back into compliance with Sections 134 and 1101 of the Company Guide by no later than July 1, 2013. In the event that the Company is unable to file its Annual Report on Form 10-K on or before April 16, 2013, the Company expects to submit a plan to the Exchange by that date advising the Exchange of actions it has taken, or will take, that would bring the Company back into compliance with the Company Guide by no later than July 1, 2013. The Exchange will evaluate the plan and determine whether the Company has made a reasonable demonstration in the plan of an ability to regain compliance with the applicable continued listing standards by July 1, 2013, in which case the plan will be accepted and the Company will have until July 1, 2013 to regain compliance with the continued listing standards.

About TransAtlantic

TransAtlantic Petroleum Ltd. is an international energy company engaged in the acquisition, development, exploration and production of oil and natural gas. The Company holds interests in developed and undeveloped oil and natural gas properties in Turkey, Bulgaria and Romania.

(NO STOCK EXCHANGE, SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Forward-Looking Statements

This news release contains statements regarding the preparation of statements, plans or reports, including financial statements, the filing of statements, plans or reports with the SEC or the Exchange, as well as other expectations, plans, goals, objectives, assumptions or information about future events, conditions, results of operations or performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions, which may prove to be incorrect. In addition to other assumptions identified in this news release, assumptions have been made regarding, among other things, the ability of the Company to continue to develop and exploit attractive foreign initiatives.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include but are not limited to market prices for natural gas, natural gas liquids and oil products; estimates of reserves and economic assumptions; the ability to produce and transport natural gas, natural gas liquids and oil; the results of exploration and development drilling and related activities; economic conditions in the countries and provinces in which the Company carries on business, especially economic slowdowns; actions by governmental authorities, receipt of required approvals, increases in taxes, legislative and regulatory initiatives relating to fracture stimulation activities, changes in environmental and other regulations, and renegotiations of contracts; political uncertainty, including actions by insurgent groups or other conflict; the negotiation and closing of material contracts; and shortages of drilling rigs, equipment or oilfield services.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

CONTACT:

Chad Potter, VP, Financial and Investor Relations

(214) 220-4323

chad.potter@tapcor.com

http://www.transatlanticpetroleum.com

16803 Dallas Parkway, Suite 200

Addison, Texas 75001